UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 27, 2006
Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 27, 2006, Advanta Corp. (the “Company” or “Advanta”) announced its 2007 fiscal year earnings guidance and management held a conference call at 9:00 a.m. Eastern time to discuss the 2007 earnings guidance and other financial expectations for 2007. During the conference call, management reviewed certain of the key drivers to the Business Card profit model for 2007 and discussed some financial trends projected for 2008. Management indicated that the Company’s strategy for 2007 will remain focused on attracting and retaining high credit quality customers in the small business market.
The conference call was publicly announced in a press release issued by the Company on November 7, 2006. The call was broadcast for the public simultaneously over the Internet through www.advanta.com or www.vcall.com. Replays of the call are available on the Vcall site for 90 days from the date of the call. Management addressed, among other things, the following items during the conference call:
•	The Company expects 2007 earnings from continuing operations in a range of $3.15 to $3.25 per diluted share for Class A and Class B shares combined. Although the Company did not provide official 2008 guidance, in order to demonstrate the impact of the 2006 new customer acquisitions the Company indicated that it expects 2008 earnings per share to increase by more than 40% over 2007 earnings per share, based on preliminary numbers and some steady state assumptions, including assumptions about the economy and new customers.
•	The Company expects to add more than 300 thousand new high credit quality customers during 2007.
•	The Company expects owned and managed business card receivables to increase between 20% and 25% in 2007, and 2007 transaction volume is projected to increase between 15% and 20%.
•	The Company indicated that in early 2007 it plans to conduct pilots to test off shoring certain of its business processes and information technology functions. Management noted that the Company’s 2007 earnings guidance and other projections do not include any costs or benefits associated with the off shoring initiative other than the cost of the pilots. The Company indicated that if the pilots meet expectations and the Company determines to roll out the pilots, later in the year it will provide information about the financial impact, if any, expected for 2007 or 2008.
•	For 2007, operating expenses as a percent of average managed receivables are expected to decrease between 50 and 80 basis points for the full year 2007 as compared to the third quarter of 2006. The 2007 operating expense estimate includes approximately $0.10 per combined diluted share related to the off shoring pilots and other re-engineering opportunities. The overall decrease is expected to be achieved through continued leveraging of the Company’s relatively fixed infrastructure costs.
•	Pretax income for Advanta Business Cards for 2007 is expected to be between $152 million and $157 million. Management noted that 2007 income is expected to be higher in the second half of the year than the first half of the year because of the high number of 2006 new customers.
•	The dollar amounts associated with both risk-adjusted revenues and expenses are expected to increase for 2007 as compared to 2006, while risk-adjusted revenues and expenses, as a percentage of average owned and managed receivables will both be lower for 2007 as compared to 2006.
•	Net interest income dollars are expected to increase during 2007 due to seasoning on the accounts originated in 2005, while net interest income as a percentage of average owned and managed receivables is expected to decline in 2007 as new accounts acquired during 2006 and 2007 will carry balances with introductory rates. However, the Company does not expect the rate of additional compression in 2007 net yields to be as high as experienced in 2006 compared to 2005.
•	The Company also expects the managed net credit loss rate for 2007 to be in a range of 3.20% to 3.50% with the owned net credit loss rate in a range of 3.00% to 3.30% as compared the Company’s current guidance range for 2006 of 3.40% to 3.45%. As the portfolio grows and seasons, however, absolute dollars of net credit losses are expected to increase.
•	The Company is anticipating an effective tax rate of 38.5% for 2007.
•	Management stated that 2006 earnings are projected to increase approximately 50% over 2005 while adding over 50% more new customers.
•	Management noted that the Company is having increasing success in the market and in its results during a period of intense competition over the last years. Management also noted that the information provided relating to the Company’s expectations for 2007 and 2008 assumes continued intense competition.
Advanta focuses on the small business market and related community, providing funding and support to the nation’s small businesses and business professionals through innovative product offerings and services. Using its direct marketing and information-based expertise, Advanta identifies potential customers and provides a high level of service tailored to the needs of small businesses. Advanta is one of the nation’s largest issuers (through Advanta Bank Corp.) of business credit cards to small businesses and business professionals. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.
This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company’s managed net interest income including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures, including product development and pricing, among financial institutions; (3) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company’s receivables; (8) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; (9) effect of, and changes in, tax laws, rates, regulations and policies; (10) effect of legal and regulatory developments, including changes in bankruptcy laws and regulations and the ultimate resolution of the industry-related judicial proceedings relating to the legality of certain interchange rates; (11) relationships with customers, significant vendors and business partners; (12) difficulties or delays in the Company’s ability to develop, acquire, produce, test and market products or services, including the ability and cost to obtain intellectual property rights or a failure to implement new products or services when anticipated; (13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) the effect of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; (16) the impact of litigation, including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments; (17) the proper design and operation of the Company’s disclosure controls and procedures; and (18) the ability to attract and retain key personnel. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
In addition to GAAP information, this Current Report on Form 8-K contains managed receivable data and other non-GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors are contained in the exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
     (c) Exhibits.
     The following exhibit relating to Item 8.01 shall be deemed “filed” under the Exchange Act:
     99.1   Press Release issued November 27, 2006 regarding guidance for fiscal year 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2006		Advanta Corp. (Registrant)
	By:	/s/ Elizabeth Mai
Elizabeth H. Mai
Senior Vice President, Chief Administrative Officer, Secretary and General Counsel

EXHIBIT INDEX
     99.1   Press Release issued November 27, 2006 regarding guidance for fiscal year 2007.